CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 108 to Registration Statement No. 333-125751 on Form N-1A of our report dated February 25, 2019, relating to the financial statements and financial highlights of First Trust Capital Strength ETF, First Trust Dow Jones Internet Index Fund, First Trust Dow Jones Select MicroCap Index Fund, First Trust Chindia ETF, First Trust Natural Gas ETF, First Trust Water ETF, First Trust Morningstar Dividend Leaders Index Fund, First Trust NASDAQ-100 Equal Weighted Index Fund, First Trust NASDAQ-100 Ex-Technology Sector Index Fund, First Trust NASDAQ-100-Technology Sector Index Fund, First Trust NASDAQ(R) ABA Community Bank Index Fund, First Trust NASDAQ(R) Clean Edge(R) Green Energy Index Fund, First Trust NYSE Arca Biotechnology Index Fund, First Trust S&P REIT Index Fund, First Trust US Equity Opportunities ETF, First Trust Value Line(R) 100 Exchange-Traded Fund, First Trust Value Line(R) Dividend Index Fund, First Trust Dorsey Wright People's Portfolio ETF, First Trust Dow 30 Equal Weight ETF, First Trust Total US Market AlphaDEX(R) ETF, and First Trust Lunt U.S. Factor Rotation ETF, appearing in the Annual Reports on Form N-CSR for First Trust Exchange-Traded Fund as of and for the period ended December 31, 2018, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Additional Information", "Miscellaneous Information", and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois
April 26, 2019